UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2024

Via Renewables, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100

Houston, Texas 77079

(Address of Principal Executive Offices)

(Zip Code)

(713) 600-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	VIA	The NASDAQ Global Select Market

8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	VIASP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2024, Via Renewables, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). A total of 6,288,656 shares of the Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) representing 86.9% of the total shares of Common Stock outstanding as of March 25, 2024 (the “Record Date”), were represented in person or by valid proxies at the Special Meeting. The percentage constituted a quorum. Additionally, a total of 1,515,456 shares of Common Stock that were not Excluded Shares (as defined below) or Insider Shares (as defined below) (the “Minority Shareholders”) representing 61.6% of the total shares of Common Stock held by Minority Shareholders outstanding as of the Record Date were represented in person or by valid proxies at the Special Meeting.

Pursuant to the Merger Agreement (as defined below), the approval of the Merger Proposal (as defined below) required that:

•	the holders of a majority of the issued and outstanding shares of Common Stock vote in favor of the Merger Proposal (as defined below) (the “Company Shareholder Approval”); and

•	as a non-waivable condition, the holders of a majority of the issued and outstanding shares of Common Stock, other than (i) shares of Common Stock (a) held by the Company or any subsidiary of the Company, or (b) held or beneficially owned by William Keith Maxwell, III and any person or entity controlled by Mr. Maxwell, including Parent (as defined below), Merger Sub (as defined below) and NuDevco Retail, LLC (such shares described in (i), the “Excluded Shares”); and (ii) any shares held by any (a) member of the Company’s Board of Directors, (b) any “officer” of the Company (as defined by Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended), and (c) any immediate family members of the foregoing individuals (such shares described in (ii), the “Insider Shares”) vote in favor of the Merger Proposal (as defined below) (the “Majority of the Minority Shareholder Approval” and, together with the Company Shareholder Approval, the “Requisite Company Vote”).

Approval of the Compensation Proposal (as defined below), on an advisory basis, required an affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote on the matter at the Special Meeting.

According to the report of the inspector of elections, at the Special Meeting, the (1) Merger Proposal (as defined below) was approved by (i) approximately 83.3% of the issued and outstanding shares of Common Stock at the close of business on the Record Date and (ii) approximately 51.0% of the issued and outstanding shares of Common Stock at the close of business on the Record Date other than the Excluded Shares and the Insider Shares; and (2) Compensation Proposal (as defined below) to approve, by non-binding, advisory vote, compensation that may become payable to the Company’s named executive officers in connection with the Merger was approved by approximately 94.7% of the shares of Common Stock present, in person or by proxy, and entitled to vote on the matter at the Special Meeting. A proposal to adjourn the Special Meeting to solicit additional proxies was not needed because there were sufficient votes to obtain the Requisite Company Vote.

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Set forth below are the matters acted upon by the Company’s shareholders at the Special Meeting, each of which was approved, as well as the final voting results of each such matter.

(1)

To consider and vote on a proposal (the “Merger Proposal”) to approve the Agreement and Plan of Merger, dated as of December 29, 2023 (the “Merger Agreement”), by and among the Company, Retailco, LLC, a Texas limited liability company (“Parent”), and NuRetailco LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”):

(a)	With respect to the Company Shareholder Approval:

For	Against	Abstain

6,027,358	230,869	30,429

(b)	With respect to the Majority of the Minority Shareholder Approval:

For	Against	Abstain

1,254,158	230,869	30,429

(2)

To consider and vote on the proposal (the “Compensation Proposal”) to approve, by non-binding, advisory vote, compensation that may become payable to the Company’s named executive officers in connection with the Merger:

For	Against	Abstain

5,917,512	331,370	39,774

Item 8.01 Other Events.

On June 7, 2024, the Company issued a press release announcing the results of the Special Meeting. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Via Renewables, Inc., dated June 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Via Renewables, Inc., dated June 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2024

Via Renewables, Inc.

By:	/s/ Mike Barajas
Name:	Mike Barajas
Title:	Chief Financial Officer

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